SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 15, 1999

                               TULTEX CORPORATION
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             (Exact name of registrant as specified in its charter)

Virginia                            1-8016                    54-0367896
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(State or other jurisdiction        Commission File           IRS Employer
of incorporation)                   Number                    Identification No.

101 Commonwealth Boulevard, P.O. Box 5191, Martinsville, Virginia     24115
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code  540-632-2961
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ITEM 5.  OTHER EVENTS.

On July 15, 1999 the holders of the Company's $14.4 million convertible subordinated notes exercised their options to convert 20% of the original principal amount of the notes into 4,609,600 shares of the Company's common stock. The number of shares were determined by dividing the principal amount of the notes converted by the closing price of the Company's common stock on the business day prior to the submission of notes for conversion. The conversion provision of the notes allows the noteholders to convert annually, beginning April 15, 1999, up to 20% of the original principal amount of the notes into the Company's common stock at the then market price. The annual option to convert up to 20% of the original principal amount is noncumulative.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 1999
                                     TULTEX CORPORATION
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                                     (Registrant)

                               By:   /s/ P.W. Harris
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                                     P. Woolard Harris
                                     Vice President and Chief Financial Officer